Exhibit 99.2

COMPANY CONTACT

Mark Brugger

(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK ACQUIRES THE HOTEL PALOMAR IN PHOENIX, AZ

Premier Hotel with Prime Location in Downtown CityScape Development

Updates 2018 Guidance for Acquisition

BETHESDA, Maryland, March 1, 2018 — DiamondRock Hospitality Company (the “Company”) (NYSE:DRH) today announced that it has acquired the Kimpton Hotel Palomar (“Hotel Palomar” or the “Hotel”), a lifestyle boutique hotel in the heart of downtown Phoenix, Arizona.  The purchase price is $80 million, or $331,000 per key, which represents a 12.6x multiple of the forward 12 months of hotel EBITDA.  The Hotel Palomar is ranked #2 of 174 Phoenix hotels on TripAdvisor.

Opened in 2012, the Hotel Palomar is situated in the heart of the CityScape mixed-use project, a 1.2 million square foot urban development that is capitalizing on the resurgence occurring in downtown Phoenix. The Hotel has one of the best locations in downtown; it is located immediately across from the NBA Basketball Arena (Talking Stick Arena), and a few blocks from the MLB baseball park (Chase Field) and the Phoenix Convention Center.  The award-winning hotel includes 242 stylish guestrooms averaging a generous 450 square feet, the Blue Hound Kitchen and Cocktails restaurant, a popular rooftop bar and pool, and over 15,000 square feet of flexible indoor and outdoor function space. The Hotel will continue to be managed by Kimpton, who also manages the Company’s Shorebreak Hotel. The Hotel becomes unencumbered in two years.

“We are thrilled to announce our acquisition of the Hotel Palomar,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company.  “Located in the heart of one of the largest and fastest growing markets in the country, the Hotel Palomar is one of the highest-rated and best situated hotels in the downtown area.  The acquisition aligns well with our strategic goals and increases our exposure to West and West Coast markets and urban lifestyle boutique hotels. Moreover, we have already identified a number of asset management opportunities to enhance the hotel’s revenues and cost structure.”

Downtown Phoenix continues to evolve as a year-round destination for business and leisure, positioning itself as an ideal 24-hour urban city.  With a plethora of amenities, including dining, shopping and entertainment venues, downtown Phoenix serves as a hub for arts and cultural institutions, major league sports activities, live concert events and diverse residential options.  Revenue generated in downtown from the retail, hotel and restaurant sectors increased by over 74% from 2008 to 2014.

As the fifth largest city and twelfth largest MSA in the U.S., Phoenix continues to be one of the fastest growing cities in America and has recently undergone an economic revitalization, generating consistently strong hotel demand.  Phoenix’s warm climate and average of over 300 sunny days a year create a booming tourism industry.  Since 2012, the Phoenix market achieved an 8.5% compound annual growth rate of RevPAR, significantly outperforming the U.S. national average. Demand growth of 16.6% since 2012 has strongly outpaced supply growth of 0.4%.

The transaction closed on March 1st, 2018.  The Company funded the acquisition with existing corporate cash. The impact to first quarter corporate adjusted EBITDA is approximately $1.0 million.

Updated Guidance

The Company is updating its guidance for 2018 to reflect the acquisition of the Palomar. There are no other updates to the Company’s guidance. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017. Refer to pages 4-9 of this press release for a reconciliation of the below non-GAAP financial measures to the most directly comparable GAAP financial measure.

	Previous Guidance		Adjustment	Current Guidance
Metric	Low End	High End	for Acquisition	Low End	High End

Comparable RevPAR Growth	0.0 percent	2.0 percent	—	0.0 percent	2.0 percent
Adjusted EBITDA	$244 million	$256 million	$5.0 million	$249 million	$261 million
Adjusted FFO	$194 million	$204 million	$5.0 million	$199 million	$209 million
Adjusted FFO per share (based on 202 million shares)	$0.96 per share	$1.01 per share	$0.03 per share	$0.99 per share	$1.03 per share

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations.  The Company, as of the date herein, owns 30 premium quality hotels with over 9,900 rooms. The Company has strategically positioned its hotels to be operated both under leading global brands such as Hilton, Marriott, and Westin and boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, whether in the negative or affirmative and include statements related to the Company’s expectations regarding forecasted EBITDA, including Stabilized EBITDA, repositioning plans and capital investments, profit margin improvements, and future refinancing initiatives. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and the Inn at Key West and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Reconciliation of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.  Refer to “Non-GAAP Financial Measures” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The following table is a reconciliation of GAAP net income to EBITDA and Adjusted EBITDA:

	Previous Full Year 2018 Guidance		Updated Full Year 2018 Guidance
	Low End	High End	Low End	High End
Net income	$82,600	$93,600	$86,600	$97,600
Interest expense	41,000	40,000	41,000	40,000
Income tax expense	9,000	12,000	9,000	12,000
Real estate related depreciation	100,000	99,000	100,000	99,000
EBITDA	232,600	244,600	236,600	248,600
Non-cash ground rent	6,300	6,300	6,300	6,300
Non-cash amortization of favorable and unfavorable contracts, net	(1,900)	(1,900)	(1,900)	(1,900)
Hotel acquisition costs	1,000	1,000	2,000	2,000
Hurricane-related costs	3,000	3,000	3,000	3,000
Severance costs	3,000	3,000	3,000	3,000
Adjusted EBITDA	$244,000	$256,000	$249,000	$261,000

The following table is a reconciliation of GAAP net income to FFO and Adjusted FFO:

	Previous Full Year 2018 Guidance		Updated Full Year 2018 Guidance
	Low End	High End	Low End	High End
Net income	$82,600	$93,600	$86,600	$97,600
Real estate related depreciation	100,000	99,000	100,000	99,000
FFO	182,600	192,600	186,600	196,600
Non-cash ground rent	6,300	6,300	6,300	6,300
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,900)	(1,900)	(1,900)	(1,900)
Acquisition costs	1,000	1,000	2,000	2,000
Hurricane-related costs	3,000	3,000	3,000	3,000
Severance costs	3,000	3,000	3,000	3,000
Adjusted FFO	$194,000	$204,000	$199,000	$209,000
Adjusted FFO per diluted share	$0.96	$1.01	$0.99	$1.03

The following table is a reconciliation of GAAP hotel net income to Hotel EBITDA:

	Kimpton Hotel Palomar
	2018 Ownership Period	2018 Full Year
Net income	$2,800	$3,550
Interest expense	100	150
Income tax expense	100	100
Real estate related depreciation	2,000	2,500
Hotel EBITDA	$5,000	$6,300

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP.  EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gains or losses on the sale of assets.  The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding:  (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs).  With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control.  We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor’s complete understanding of our consolidated and property-level operating performance.  Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•      Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.  We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•      Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•      Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle.  We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•      Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•      Hotel Acquisition Costs:  We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•      Severance Costs:  We exclude corporate severance costs incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•      Hotel Manager Transition Items:  We exclude the transition costs and other related items, such as the acceleration of key money amortization, associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•      Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels.  Such items may include, but are not limited to the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; bargain purchase gains incurred upon acquisition of a hotel; costs incurred related to natural disasters, such as hurricanes; and gains from insurance proceeds, other than income related to business interruption insurance.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gain or loss on dispositions and impairment losses are based on historical cost accounting and represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments.  We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Kimpton Hotel Palomar (Phoenix, AZ) » Centrally located in Downtown Phoenix: walking distance to Phoenix Convention Center, Talking Stick Resort Arena, Chase Field and numerous restaurants + bars. TripAdvisor ranked #2 of 174 Phoenix hotels Among the largest guestrooms in downtown Phoenix (avg. 450 SF) Centerpiece of the 1.2M SF CityScape mixed-use development in downtown Phoenix; City Scape phase II to be completed in 2019. First and only hotel owned by original developer providing numerous asset management opportunities Significant operational upside including better revenue management, adding facility fee and cost saving initiatives Attractive Deal Metrics: » » » » » »    $331K per key 12.6x EBITDA multiple for first year of ownership 10.8x EBITDA multiple by 2022 » Numerous awards and accolades including one of Fodor’s Top 15 Rooftop Bars in America Terminable management contract in 2020 » » » 5th largest city in the U.S. (12th in MSA) and one of the fastest growing Increasing year-round demand from a broad base of generators across leisure, commercial, and group segments Downtown Phoenix is home to 23.4M SF of office space Fastest growing county in the US among top MSA’s with Phoenix population growing 45% from 2000 to 2017 Over $5BN in capital improvements to downtown over the last decade Downtown revitalized with revenue from retail, hotel and restaurant sectors increasing >70% from 2008-2014 Since 2012, the Phoenix market achieved an 8.5% RevPAR CAGR outperforming US average by 270bps Demand growth (16.6%) has strongly outpaced supply growth (0.4%) from 2012 to 2016 Currently no new competitive supply in the downtown Phoenix under construction Downtown Phoenix » » Phoenix Convention Center » » HOTEL PALOMAR » Phoenix Suns Arena Diamondbacks Stadium » » Palomar 2017 ADR is +$191 +0.2M >7.5M $130 70% $125 65% $120 $115 60% $110 $105 55% $100 2018 EBITDA Market Growth Asset Management Initatives Facility Fee Signage Income Stabilized EBITDA $95 50% 2010 2011 2012 2013 2014 2015 2016 2017 This summary information sheet contains certain “forward-looking statements” relating to, among other things, hotel adjusted EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words “projected,” “expected,” “planned” and “estimated” or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of February 28, 2018. We undertake no duty to update the information to conform to actual results or changes in our expectations. This fact sheet contains statistics and other data that has been obtained from information available from public sources. For additional information, please visit our website at www.drhc.com. +0.2M +0.5M +0.3M $6.3M ADROccupancy STABILIZED EBITDA BRIDGE PHOENIX MARKET ADR & OCCUPANCY MARKET HIGHLIGHTS GEOGRAPHIC LOCATION Acquisition Price $80 million ($331,000 per key) Location Phoenix, Arizona Acquisition Date March 1st, 2018 Rooms 242 (28 suites) Meeting Space Over 15,000 SF KEY DEAL HIGHLIGHTS